Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Operating Revenues:
Electric	$1,106	$1,088
Gas	488	387

Total operating revenues	1,594	1,475

Operating Expenses:
Fuel	204	213
Purchased power	112	151
Gas purchased for resale	304	230
Other operations and maintenance	420	399
Depreciation and amortization	181	175
Taxes other than income taxes	127	122

Total operating expenses	1,348	1,290

Operating Income	246	185

Other Income and Expenses:
Miscellaneous income	18	15
Miscellaneous expense	9	8

Total other income	9	7

Interest Charges	92	101

Income Before Income Taxes	163	91

Income Taxes	64	35

Income from Continuing Operations	99	56

Loss from Discontinued Operations, Net of Taxes	(1)	(199)

Net Income (Loss)	98	(143)

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	97	54

Discontinued Operations	(1)	(199)

Net Income (Loss) Attributable to Ameren Corporation	$96	$(145)

Earnings (Loss) per Common Share - Basic:

Continuing Operations	$0.40	$0.22
Discontinued Operations	-	(0.82)

Earnings (Loss) per Common Share - Basic	$0.40	$(0.60)

Average Common Shares Outstanding - Basic	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$26	$30
Accounts receivable - trade (less allowance for doubtful accounts)	553	404
Unbilled revenue	236	304
Miscellaneous accounts and notes receivable	201	196
Materials and supplies	424	526
Current regulatory assets	220	156
Current accumulated deferred income taxes, net	95	106
Other current assets	70	85
Assets of discontinued operations	15	165

Total current assets	1,840	1,972

Property and Plant, Net	16,425	16,205
Investments and Other Assets:
Nuclear decommissioning trust fund	503	494
Goodwill	411	411
Intangible assets	17	22
Regulatory assets	1,251	1,240
Other assets	719	698

Total investments and other assets	2,901	2,865

TOTAL ASSETS	$21,166	$21,042

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$648	$534
Short-term debt	700	368
Accounts and wages payable	559	806
Taxes accrued	89	55
Interest accrued	104	86
Current regulatory liabilities	248	216
Other current liabilities	344	351
Liabilities of discontinued operations	33	45

Total current liabilities	2,725	2,461

Long-term Debt, Net	5,226	5,504
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,340	3,250
Accumulated deferred investment tax credits	62	63
Regulatory liabilities	1,751	1,705
Asset retirement obligations	373	369
Pension and other postretirement benefits	480	466
Other deferred credits and liabilities	554	538

Total deferred credits and other liabilities	6,560	6,391

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,602	5,632
Retained earnings	906	907
Accumulated other comprehensive income	3	3

Total Ameren Corporation stockholders’ equity	6,513	6,544
Noncontrolling Interests	142	142

Total equity	6,655	6,686

TOTAL LIABILITIES AND EQUITY	$21,166	$21,042

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2014	2013

Cash Flows From Operating Activities:
Net income (loss)	$98	$(143)
Loss from discontinued operations, net of taxes	1	199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	166
Amortization of nuclear fuel	24	20
Amortization of debt issuance costs and premium/discounts	5	6
Deferred income taxes and investment tax credits, net	84	40
Allowance for equity funds used during construction	(7)	(8)
Stock-based compensation costs	9	9
Other	(1)	(3)
Changes in assets and liabilities	(150)	56

Net cash provided by operating activities - continuing operations	239	342
Net cash provided by operating activities - discontinued operations	-	37

Net cash provided by operating activities	239	379

Cash Flows From Investing Activities:
Capital expenditures	(442)	(275)
Nuclear fuel expenditures	(10)	(11)
Purchases of securities - nuclear decommissioning trust fund	(186)	(35)
Sales and maturities of securities - nuclear decommissioning trust fund	182	32
Proceeds from note receivable - Illinois Power Marketing Company	56	-
Contributions to note receivable - Illinois Power Marketing Company	(65)	-
Other	-	(2)

Net cash used in investing activities - continuing operations	(465)	(291)
Net cash provided by (used in) investing activities - discontinued operations	152	(12)

Net cash used in investing activities	(313)	(303)

Cash Flows From Financing Activities:
Dividends on common stock	(97)	(97)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	332	-
Redemptions of long-term debt	(163)	-

Net cash provided by (used in) financing activities - continuing operations	70	(99)
Net cash used in financing activities - discontinued operations	-	-

Net cash provided by (used in) financing activities	70	(99)

Net change in cash and cash equivalents	(4)	(23)
Cash and cash equivalents at beginning of year	30	209

Cash and cash equivalents at end of period	26	186

Less cash and cash equivalents at end of period - discontinued operations	-	25

Cash and cash equivalents at end of period - continuing operations	$26	$161